SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 SCHEDULE 13E-3
                                 AMENDMENT NO. 1

                        Rule 13e-3 Transaction Statement
       (Pursuant to Section 13(e) of the Securities Exchange Act of 1934)

          Swift Energy Managed Pension Assets Partnership 1991-A, Ltd.
                              (Name of the Issuer)

                              Swift Energy Company
                      (Name of Person(s) Filing Statement)

                            Limited Partnership Units
                         (Title of Class of Securities)


                      (CUSIP Number of Class of Securities)

                              Mr. Bruce H. Vincent
                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700
                                  -------------
       (Name, Address and Telephone Number of Person Authorized to Receive
        Notices and Communications on Behalf of Persons Filing Statement)

                                    Copy to:
                             Donald W. Brodsky, Esq.
                               Jenkens & Gilchrist
                           A Professional Corporation
                           1100 Louisiana, Suite 1800
                              Houston, Texas 77002
                                 (713) 951-3300
                              ---------------------
     This statement is filed in connection with (check the appropriate box):

    [x] (a) The filing of solicitation materials or an information statement subject to Regulation 14A, Regulation 14C, or Rule 13e-3(c) under the Securities Exchange Act of 1934.
    [ ]  (b)  The filing of a registration statement under the Securities Act of
              1933.
    [ ]  (c)  A tender offer.
    [ ]  (d)  None of the above.

Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies. [ ]

Calculation of Filing Fee:


Transaction Valuation*                                   Amount of Filing Fee**
----------------------                                   ----------------------
$112,000                                                       $22.44

* For purposes of calculating the fee only. The filing fee was calculated pursuant to Rule 14a-6(i)(2) and Rule 0-11 of the Securities Exchange Act of 1934, is based on the 14,489.86 outstanding limited partnership units multiplied by the estimated liquidating distribution (based on estimated value of underlying assets) of $7.74 per unit.

** 1/50th of one percent of the estimated aggregate value of the partnership assets.

|X| Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  Amount Previously Paid:            $22.44
                  Form or Registration No.:          Schedule 14A
                  Filing Party:                      Swift Energy Company, Inc.
                  Date Filed:                        May 27, 1997

     All terms not defined herein have the same meanings assigned them in the original definitive filing of the Schedule 13E-3.

     This Amendment No. 1 to the Rule 13E-3 Transaction Statement (the "Schedule 13E-3"), which definitive form was originally filed on October 24, 1997, is being filed by Swift Energy Company, a Texas corporation ("Swift"), pursuant to
Section 13(e) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and Rule 13E-3 thereunder. The original Schedule 13E-3 was filed in connection with the solicitation of proxies from the limited partners of
Swift Energy Managed Pension Assets Partnership 1991-A, Ltd. (the "Partnership"), the purpose for which was to obtain the approval from the limited partners of the Partnership to sell substantially all of its assets and liquidate the Partnership. Swift filed the original Schedule 13E-3 because the Proxy Statement provided that Swift might purchase the Partnership's Property Interest in the AWP Olmos Field, representing 73.1% of its PV-10 value at December 31, 1996 (as such terms are defined in the Proxy Statement), if the minimum price set by an independent appraisal was not bid by a third party at the auction.

     Subsequent  to the  filing of the  original  Schedule  13E-3,  the  limited partners of the Partnership holding 62.43% of the Units approved the sale of substantially all of its assets in the manner set forth in the Proxy Statement. Accordingly, the Property Interest in the AWP Olmos Field was included in properties offered at an auction conducted by Oil and Gas Asset Clearinghouse in Houston, Texas on February 18, 1998. An independent appraisal of the Partnership's Property Interest prepared by J.R. Butler and Company, an independent petroleum engineering consulting firm, determined that the fair market value of such Property Interest was $138,600. Three bids were received for the properties with the highest bid being significantly below the minimum price. On March 31, 1998, Swift purchased the Partnership's Property Interest in the AWP Olmos Field for $138,600 less the auction costs, which were approximately 6%. The Proxy Statement had estimated such costs would be 7%.

     The filing of this Amendment No. 1 to Schedule 13E-3 shall not be deemed an admission that Section 13(e) of the Exchange Act or Rule 13E-3 thereunder was applicable to the solicitation that was the subject of the Proxy Statement dated October 15, 1997.

                                    SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Dated:   April 8, 1998           SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP
                                 1991-A, LTD.


                                 SWIFT ENERGY COMPANY
                                 as Managing General Partner of
                                 Swift Energy Managed Pension Assets
                                 Partnership 1991-A, Ltd.


                                   /s/ Alton D. Heckaman, Jr.
                                 ----------------------------------------------
                                   Alton D. Heckaman, Jr.
                                   Vice President and Controller